                                                                  Exhibit 10(ii)

 INDUSTRIAL LEASE AGREEMENT BETWEEN MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                  AND RIVIERA TOOL COMPANY DATED JUNE 26, 2003

                           INDUSTRIAL LEASE AGREEMENT

                                    BETWEEN

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                  AS LANDLORD

                                      AND

                              RIVIERA TOOL COMPANY
                  (FORMERLY KNOWN AS RIVIERA DIE & TOOL, INC.)

                                   AS TENANT

                           FOR THE PROPERTY LOCATED AT

                             5460 EXECUTIVE PARKWAY
                          GRAND RAPIDS, MICHIGAN 49512

177305.3 05137-31403                         Form Retail Lease Agreement 2001.12
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

                                TABLE OF CONTENTS

SCHEDULE........................................................................   1

1.       LEASE OF PREMISES......................................................   4

         (a)      Demise........................................................   4

         (b)      Term..........................................................   4

         (c)      Possession....................................................   4

2.       RENT...................................................................   4

         (a)      Base Rent.....................................................   4

         (b)      Payment of Rent...............................................   4

         (c)      Net-Net-Net Lease.............................................   4

         (d)      Rent Absolute.................................................   4

3.       USE....................................................................   5

         (a)      Limitation on Use.............................................   5

         (b)      Quiet Enjoyment...............................................   5

4.       ENVIRONMENTAL MATTERS..................................................   5

         (a)      Tenant's Representations, Warranties and Covenants............   5

         (b)      Notice........................................................   5

         (c)      Tenant Indemnification........................................   6

         (d)      Disclosure....................................................   6

         (e)      Inspection....................................................   6

         (f)      Definitions...................................................   6

5.       CONDITION OF PREMISES..................................................   7

6.       UTILITIES AND SERVICES.................................................   7

         (a)      Tenant's Utilities and Services...............................   7

         (b)      Interruptions in Utilities or Services........................   7

7.       TAXES AND ASSESSMENTS..................................................   7

         (a)      Taxes and Assessments.........................................   7

         (b)      Excluded Taxes................................................   7

         (c)      Tax Receipts..................................................   8

         (d)      Landlord's Payment Right......................................   8

         (e)      Tax Contests..................................................   8

         (f)      Tax Suits.....................................................   8

         (g)      Tax Escrow....................................................   8

8.       RIGHTS RESERVED TO LANDLORD............................................   8

9.       MAINTENANCE OF PROPERTY................................................   8

         (a)      Maintenance and Repairs by Tenant.............................   8

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

         (b)      Maintenance by Landlord on Tenant's Default...................    9

10.      ALTERATIONS............................................................    9

         (a)      Requirements..................................................    9

         (b)      Ownership.....................................................   10

11.      LIENS..................................................................   10

         (a)      Lien Claims...................................................   10

         (b)      Landlord's Right to Cure......................................   10

12.      INSURANCE..............................................................   10

         (a)      Liability Insurance...........................................   10

         (b)      Property Insurance............................................   11

         (c)      Business Interruption Insurance...............................   11

         (d)      Worker's Compensation Insurance...............................   11

         (e)      Boiler and Plate Glass Insurance..............................   11

         (f)      Other Insurance...............................................   11

         (g)      Evidence of Insurance.........................................   11

         (h)      Failure to Provide Insurance..................................   12

         (i)      Application of Insurance Proceeds.............................   12

         (j)      Waiver of Subrogation.........................................   12

13.      INDEMNITY..............................................................   12

14.      FIRE AND CASUALTY......................................................   12

         (a)      Rebuilding....................................................   12

         (b)      Plans and Specifications......................................   12

         (c)      Application of Insurance Proceeds.............................   12

15.      CONDEMNATION...........................................................   13

         (a)      Total Taking..................................................   13

         (b)      Partial Taking................................................   14

         (c)      Tenant's Claim................................................   14

16.      ASSIGNMENT AND SUBLETTING..............................................   14

         (a)      Transfer......................................................   14

         (b)      Permitted Transfer............................................   14

         (c)      Tenant's Request for Consent..................................   15

         (d)      Excess Rent...................................................   15

         (e)      Recapture.....................................................   15

         (f)      Assignment of Sublease Revenues...............................   15

17.      SURRENDER..............................................................   16

         (a)      Condition at Surrender........................................   16

         (b)      Removal of Tenant's Property..................................   16

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

18.      DEFAULTS AND REMEDIES..................................................   16

         (a)      Default.......................................................   16

         (b)      Remedies......................................................   16

         (c)      Other Remedies................................................   17

         (d)      Waiver of Trial by Jury.......................................   17

         (e)      Attorney's Fees...............................................   17

19.      HOLDING OVER...........................................................   17

20.      SECURITY DEPOSIT.......................................................   18

         (a)      Form..........................................................   18

         (b)      Application...................................................   18

         (c)      General Terms.................................................   18

21.      ESTOPPEL CERTIFICATE...................................................   19

22.      SUBORDINATION..........................................................   19

23.      FINANCIAL STATEMENTS...................................................   19

24.      NO BROKER..............................................................   19

25.      NOTICES................................................................   20

26.      MISCELLANEOUS..........................................................   20

         (a)      Successors and Assigns........................................   20

         (b)      Entire Agreement..............................................   20

         (c)      Time..........................................................   20

         (d)      Execution and Delivery........................................   20

         (e)      Severability..................................................   20

         (f)      Governing Law.................................................   20

         (g)      Joint and Several Liability...................................   20

         (h)      Force Majeure.................................................   20

         (i)      Captions......................................................   20

         (j)      No Waiver.....................................................   21

         (k)      Recording.....................................................   21

         (l)      Relation of Parties...........................................   21

         (m)      Recapture Right...............................................   21

         (n)      Counterparts..................................................   21

         (o)      Limitation on Landlord's Liability............................   21

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

                                DEFINITIONS INDEX

DEFINED TERM                                                        SECTION
------------                                                        -------
AFFILIATE.................................................                       16
ALTERATION OR ALTERATIONS.................................                       10
AWARD.....................................................                       15
BASE RENT.................................................                 SCHEDULE
BROOM CLEAN...............................................                       17
BUILDING..................................................                 SCHEDULE
CERCLA....................................................                        4
COMMENCEMENT DATE.........................................                 SCHEDULE
COMPLETION ESTIMATE.......................................                       14
COSMETIC WORK.............................................                       10
COSTS OF RELETTING........................................                       18
DEFAULT...................................................                       18
DEFAULT RATE..............................................                        2
DELIVERY DATE.............................................                 SCHEDULE
ENVIRONMENTAL COSTS.......................................                        4
ENVIRONMENTAL CONDITIONS..................................                        4
ENVIRONMENTAL LAW OR LAWS.................................                        4
ESTOPPEL CERTIFICATE......................................                       21
EXISTING LEASE............................................     EXISTING LEASE RIDER
EXPIRATION DATE...........................................                 SCHEDULE
EXTENSION OPTION..........................................   EXTENSION OPTION RIDER
EXTENSION TERM............................................   EXTENSION OPTION RIDER
FINANCIAL STATEMENTS......................................                       23
GAAP......................................................                       16
HAZARDOUS MATERIALS.......................................                        4
INITIAL TERM..............................................                 SCHEDULE
LANDLORD..................................................                 SCHEDULE
LANDLORD PARTY OR LANDLORD PARTIES........................                       13
LAW OR LAWS...............................................                        3
LEASE.....................................................                 SCHEDULE
MARKET EXTENSION RATE.....................................   EXTENSION OPTION RIDER
MORTGAGE..................................................                       22
MORTGAGEE.................................................                       22
PERMITTED TRANSFER........................................                       16
PERMITTED TRANSFEREE......................................                       16
PERMITTED USE.............................................                 SCHEDULE
PREMISES..................................................                 SCHEDULE
PREVAILING PARTY..........................................                       18
PRIME RATE................................................                        2
PROPERTY..................................................                 SCHEDULE
PROPERTY INSURANCE........................................                       12
PURCHASER.................................................                       16
RCRA......................................................                        4
RENT......................................................                        2
REQUIRED REMOVABLES.......................................                       10
RULES AND REGULATIONS.....................................                        7
SECURITY DEPOSIT..........................................                 SCHEDULE
SERVICE OR SERVICES.......................................                        6
SUBORDINATION AGREEMENT...................................                       22
SUCCESSOR.................................................                       16
TAKING....................................................                       15
TANGIBLE NET WORTH........................................                       16
TAXES.....................................................                        2
TENANT....................................................                 SCHEDULE
TENANT PARTY OR TENANT PARTIES............................                       13

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

TENANT'S PROPERTY.........................................   12
TRANSFER..................................................   16
UTILITY OR UTILITIES......................................    6

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                                             Form Retail Lease Agreement 2001.12

                           INDUSTRIAL LEASE AGREEMENT

      This Industrial Lease Agreement (this "LEASE") is made and entered into as of ___________________________ , 2003, by and between LANDLORD and TENANT. The Lease consists of the following Schedule, Terms and Conditions and Exhibit(s) referenced herein.

                                    SCHEDULE

      For purposes of this Lease, the following terms shall have the following meanings:

"LANDLORD:"       Name: Massachusetts Mutual Life Insurance Company
                  Entity: Corporation
                  State of Formation: Massachusetts
                  Address:  c/o Cornerstone Real Estate Advisers, Inc.
                            311 South Wacker Drive, Suite 980
                            Chicago, Illinois 60606

"TENANT:"         Name: Riviera Tool Company (formerly known as Riviera Die
                  & Tool, Inc.)
                  Federal Employer Identification No.: 38-2828870
                  Entity: Corporation
                  State of Formation: Michigan
                  Address:  5460 Executive Parkway
                            Grand Rapids, Michigan 49512
                            Attention: Chief Executive Officer

"BUILDING:"       That certain building shown on the site plan attached hereto as Exhibit B situated on the parcel of land which is legally described on Exhibit A attached hereto and commonly known as 5460 Executive Parkway, Grand Rapids, Michigan

"PREMISES:"       The entire space located within the Building and containing approximately 176,607 leaseable square feet

"PROPERTY:"       The Building, together with the land upon which the Building is situated, all easements, licenses and rights-of-way appurtenant to said land and all personal property, fixtures and equipment of Landlord which are used in the operation of the Building and said land

"TERM:"           Fifteen (15) years

"BASE RENT:"

  Year                 Annual        Monthly     Annual Base Rent Per
of Term              Base Rent      Base Rent   Leaseable Square Foot
-------           --------------   -----------  ---------------------
  1               $   944,847.48    $78,737.29        $5.35
  2                   967,806.36     80,650.53        $5.48
  3                   992,531.40     82,710.95        $5.62
  4                 1,017,256.30     84,771.36        $5.76
  5                 1,043,747.20     86,978.94        $5.91
  6                 1,068,472.30     89,039.36        $6.05
  7                 1,094,963.40     91,246.95        $6.20
  8                 1,123,220.50     93,601.71        $6.36

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                                      -1-

 9                  1,151,477.60     95,956.47        $6.52
10                  1,179,734.70     98,311.23        $6.68
11                  1,209,757.80    100,813.15        $6.85
12                  1,239,781.00    103,315.09        $7.02
13                  1,271,570.40    105,964.20        $7.20
14                  1,303,359.60    108,613.30        $7.38
15                  1,335,148.80    111,262.40        $7.56

"PERMITTED USE:"  Plastic molding, assembling, decorating and tool, die and mold manufacturing facility and related try out for storage and distribution of certain automobile components (or other items consistent with light manufacturing and which are permitted by applicable zoning codes) and for Tenant's administrative offices

"SECURITY DEPOSIT:" $78,737.29

"COMMENCEMENT      November 1, 2003
DATE:"

"EXPIRATION DATE:" October 31, 2018

"DELIVERY DATE:"  The Commencement Date

"DECLARATION:"    The Declaration of Covenants, Conditions, Easements and
                  Restrictions for Meadowbrooke Business Park, and all amendments thereto from time to time (Tenant acknowledges receipt of the Declaration as same exists as of the date of this Lease)

EXHIBITS:
A           Legal Description of Property
B           Site Plan of Property
C           Commencement Date Confirmation

The following Riders are hereby made a part of this Lease:

Extension Option Rider
Existing Lease Rider

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                                      -2-

Witnesses (2 required)                     TENANT:

                                           RIVIERA TOOL COMPANY (formerly known
                                           as Riviera Die & Tool, Inc.), a
                                           Michigan corporation

___________________________________        By:__________________________________
___________________________________        Title:_______________________________

Witnesses (2 required)                     LANDLORD:

                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY, a Massachusetts corporation

                                           By: Cornerstone Real Estate Advisers,
                                               Inc., its agent

___________________________________

                                           By:__________________________________
___________________________________        Title:_______________________________

                                 END OF SCHEDULE

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                                      -3-

                              TERMS AND CONDITIONS

      1. LEASE OF PREMISES.

            (a) Demise. Subject to the covenants, terms, provisions and conditions of this Lease, Landlord leases the entire Property to Tenant. Landlord and Tenant agree that the leaseable area of the Premises described in the Schedule is correct and shall not be remeasured.

            (b) Term. The Term shall commence on the Commencement Date and shall expire on the Expiration Date, unless terminated earlier as otherwise provided in this Lease. Within thirty (30) days after Landlord's request, Landlord and Tenant will execute a Commencement Date Confirmation in the form attached as Exhibit C, which shall acknowledge the Commencement Date and the Expiration Date.

            (c) Possession. Tenant is now in possession of the Property under the "Existing Lease" (as defined in the Existing Lease Rider). Landlord agrees to deliver possession of the Premises to Tenant under this Lease on the Delivery Date.

      2. RENT.

            (a) Base Rent. Commencing on the Commencement Date, Tenant shall pay Base Rent in monthly installments in advance on or before the first day of each month of the Term. As used in this Lease, "RENT" shall mean Base Rent and all other sums, charges, fees, expenses, costs and additional rent which Tenant is required to pay under this Lease.

            (b) Payment of Rent. The following provisions shall govern the payment of Rent: (i) Tenant shall pay Rent to Landlord at Landlord's address described in the Schedule, or to such other party or to such other address in the United States as Landlord may hereafter designate by written notice to Tenant; (ii) if the Term ends on a day other than the last day of a calendar month, then Base Rent for the month in which the Term so ends shall be prorated based upon the ratio that the number of days in such month which fall within the Term bears to the total number of days in such month; (iii) all Rent shall be paid to Landlord without demand, offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iv) any Rent payment owing by Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at a rate (the "DEFAULT RATE") equal to four percent (4%) plus the corporate base rate (the "PRIME RATE") of interest announced from time to time by Bank One at its Chicago, Illinois office, but in no event higher than the maximum rate permitted by applicable Law; (v) Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to Seven Hundred Fifty Dollars ($750.00); (vi) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (viii) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of any contrary application) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

            (c) Net-Net-Net Lease. All Rent payable under this Lease shall be absolutely net to the Landlord so that this Lease shall yield, net, to Landlord, the specified annual Base Rent in each specified period during the Term, and each and every item of taxes and other expenses of every kind and nature whatsoever, the payment of which Landlord is, shall, or may become liable for by reason of its estate or interest in the Property or of any rights or interest of Landlord in or under this Lease or by reason or in any manner connected with or arising from the ownership, leasing, operation, management, maintenance, repair, rebuilding, remodeling, renovation, uses or occupancy of the Property shall be borne by Tenant, all as otherwise provided herein (specifically, without limitation, Sections 4, 6, 7, 9, 11 and 12).

            (d) Rent Absolute. Any damage or destruction to all or any portion of the buildings, structures and fixtures comprising the Property, by fire, the elements, or any other cause whatsoever, whether with or without fault on the part of any Tenant Party, shall not, terminate this Lease or entitle Tenant to surrender the Property or entitle Tenant to any abatement of or reduction in the Rent payable, or otherwise affect the respective obligations of the parties hereto. If the use of the Property for any purpose should, at any time during the Term, be prohibited by Law or prevented by injunction, this Lease shall not be thereby terminated, nor shall Tenant be entitled by reason thereof to surrender the Property, or to any abatement or reduction in Rent, nor shall the respective

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                                      -4-
obligations of the parties hereto be otherwise affected unless such eviction is due to the act of Landlord or any person or persons claiming any interest in the Property by or under Landlord.

      3. USE.

            (a) Limitation on Use. The Property shall be used and occupied solely for the Permitted Use. Tenant shall not cause or permit the Property to be used in any way which (i) constitutes a violation of federal, state or local law, statute, ordinance, code, rule, order, decree or certificate of occupancy (individually, a "LAW" and collectively, the "LAWS"), or (ii) overload the structural limitations of the Property, or (iii) constitutes a nuisance or waste, or (iv) constitutes a violation of the Declaration. Tenant shall not use or install any of Tenant's Property in or to the Premises which would exceed the legal live load per square foot designated by the structural engineers for the Building (and Tenant shall ascertain from Landlord such legal live load prior to installing Tenant's Property).

            (b) Quiet Enjoyment. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Property for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Property nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Landlord represents and warrants to Tenant that as of the date of this Lease, Landlord owns fee title to the Property with full power and authority to enter into and deliver possession of the Property to Tenant under this Lease.

      4. ENVIRONMENTAL MATTERS.

            (a) Tenant's Representations, Warranties and Covenants. Tenant represents, warrants and covenants to and with Landlord that:

                  (i) Tenant has the full right, power, and authority to carry out its environmental obligations hereunder.

                  (ii) Tenant is financially capable of performing and satisfying its environmental obligations hereunder.

                  (iii) To the knowledge of Tenant, Tenant is not now, and never has been, in violation in any material respect of any applicable Environmental Law, including, but not limited to, any Environmental Law relating to the generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials, nor is it subject to any threatened, existing, or pending action by any governmental authority in connection therewith.

                  (iv) Tenant's generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials at the Property will (A) at all times comply in all material respects with applicable Environmental Laws, and (B) not cause or allow any Environmental Condition to occur or exist.

                  (v) Tenant, at its expense, shall comply in all material respects with each Environmental Law pertaining to the Property or Tenant's use of the Property, and with all lawful directions, regardless of when they become effective, of all public officers issued pursuant to any Environmental Law, which shall impose any duty upon the owner or operator with respect to the use or occupancy of the Property.

                  (vi) Tenant will not install, use or operate any underground storage tank at the Property without the express written permission of Landlord, which permission may be withheld in Landlord's sole and arbitrary discretion.

            (b) Notice. Tenant shall give prompt written notice to Landlord of
(i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Materials at the Property or the migration thereof from or to other areas, (ii) all claims and potential claims made, inquired about, or threatened by any third party against Tenant or the Property relating to any loss or injury resulting from any Hazardous Materials, and (iii) Tenant's discovery of any occurrence or condition on any property adjoining or in the vicinity of the Property

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                                      -5-
that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law.

            (c) Tenant Indemnification. Tenant shall defend with counsel reasonably approved by Landlord, all actions against any Landlord Party with respect to, and pay, protect, indemnify, and hold harmless, to the extent permitted by Law, the Landlord Parties from and against any and all Environmental Costs of any nature arising out of, or claimed to be arising out of, any Environmental Conditions caused by Tenant's use or occupancy of the Property or by the acts or omissions of any Tenant Party. This indemnification shall include without limitation Environmental Costs arising out of any violations of Environmental Laws, regardless of any real or alleged fault, negligence, willful misconduct, gross negligence, breach of warranty, or strict liability on the part of any Tenant Party. The foregoing indemnity shall survive the end of the Term for the maximum period allowed by Law.

            (d) Disclosure. Tenant shall provide Landlord a copy of every document Tenant makes available to any governmental authority or to any person under any Environmental Law regarding the Property.

            (e) Inspection. Landlord shall have the right, but not the duty, to inspect the Property at any time to determine whether Tenant is complying with the terms of this Section 4. If Tenant is not in compliance, then Landlord shall have the right to immediately enter upon the Property to remedy, at Tenant's expense, any Environmental Conditions caused by Tenant's failure to comply, notwithstanding any other provision of this Lease to the contrary. Such remediation measures shall be done in accordance with the reasonable recommendations of Landlord's geotechnical engineers and/or consultants, and/or the lawful requirements of any governmental authority having jurisdiction over such matters. Tenant shall pay to Landlord, as additional rent, all reasonable and necessary Environmental Costs incurred by Landlord in performing any such remediation measures within sixty (60) days after Landlord's written request therefore. Landlord shall use reasonable efforts to minimize interference with Tenant's business operations, but Landlord shall not be liable for any necessary interference caused thereby.

            (f) Definitions. For purposes of this Lease, the following terms shall have the following meanings.

                  (i) "ENVIRONMENTAL LAW OR LAWS" shall mean any and all federal, state or local laws, regulations, ordinances, rules, orders, directions, requirements or court decrees pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including, without limitation, the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), and regulations promulgated thereunder ("RCRA"); the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. Section 9601, et seq.), and regulations promulgated thereunder ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq), and regulations promulgated thereunder; the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), and regulations promulgated thereunder; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. Section 136, et seq.), and regulations promulgated thereunder; the Federal Water Pollution Control Act (the Clean Water Act), as amended (33 U.S.C. Section 1251, et seq.), and regulations promulgated thereunder; the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), and regulations promulgated thereunder; the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and regulations promulgated thereunder; and all parallel, similar or relevant Laws.

                  (ii) "HAZARDOUS MATERIALS" shall mean any (A) hazardous waste as defined in RCRA, (B) hazardous substance as defined in CERCLA; (C) petroleum or liquid petroleum or wastes; and (D) any other toxic or hazardous substances that may be regulated from time to time by applicable Environmental Laws.

                  (iii) "ENVIRONMENTAL CONDITIONS" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials other than in compliance with applicable Environmental Laws. The term "Environmental Conditions" includes, but is not limited to, the presence of Hazardous Materials attributable to the operation of any underground or above-ground storage tanks, oil/water separators, or in-ground hydraulic lifts or hoists, and associated equipment.

                  (iv) "ENVIRONMENTAL COSTS" shall mean any and all judgments, damages, penalties, fines, costs, liabilities, obligations, losses, or expenses of whatever kind and nature (including, without

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                                      -6-
      limitation, diminution in value of the Property, damages for the loss or restriction on use of leaseable space, damages arising from any adverse impact on marketing of space, reasonable sums paid in settlement of claims, and reasonable attorney, consultant and expert fees), arising from or incurred in connection with Environmental Conditions, including, but not limited to, those relating to the presence, investigation, or remediation of Hazardous Materials.

      5. CONDITION OF PREMISES. No agreement of Landlord to alter, remodel, decorate, clean or improve the Property or to demolish and/or remove any improvements, equipment or property located at the Property (or to provide Tenant with any credit or allowance for any of the foregoing), and no representation regarding the condition of the Property have been made by or on behalf of Landlord or relied upon by Tenant, it being agreed that Tenant shall accept the Property in an "as-is" "where-is" condition and configuration on the Delivery Date. Tenant, at its expense, shall (a) obtain any and all certificates of occupancy, special use permits, business licenses and other permits and licenses which may be required by applicable Law for Tenant's use and occupancy of the Property, and (b) make any and all improvements, alterations and additions to the Property which may be required to obtain such certificates, permits and licenses. The failure of Tenant to obtain any such certificate, permit or license shall not be a condition precedent to Tenant's obligation to pay Rent or to perform any of its other obligations hereunder or affect the validity of this Lease.

      6. UTILITIES AND SERVICES.

            (a) Tenant's Utilities and Services. Tenant shall contract in its own name and timely pay all charges for all (i) utilities including, but not limited to, gas, electricity, water, fuel, and sewer (individually, a "UTILITY" and collectively the "UTILITIES"); and (ii) services including, but not limited to, telephone, security, alarm, janitorial, trash and debris removal, ice and snow removal and pest control (individually, a "SERVICE" and collectively the "SERVICES") used in, servicing or assessed against the Property.

            (b) Interruptions in Utilities or Services. Tenant agrees that Landlord shall not be liable for damages for any failure or interruption in furnishing any Utility or Service nor shall any such failure or interruption be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease.

      7. TAXES AND ASSESSMENTS.

            (a) Taxes and Assessments. Tenant agrees to pay not later than the due date thereof, as additional rent for the Property, all taxes and assessments, general and special, water and sewer rents, rates and charges, excises, levies, license and permit fees, fines, penalties and other governmental charges and any interest or costs with respect thereto, utilities and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which at anytime during the Term may be levied, assessed, imposed, confirmed or grow or become due and payable out of, or in respect of, or charged with respect to, or become a lien on the Property or any part thereof. If, by Law, any assessment may, at the option of the taxpayer, be paid in installments, Tenant may exercise the option to pay the same in such installments, provided that Tenant shall not be responsible for the payment of any such installment which may be due after the Expiration Date. In the event that any such assessment (other than an assessment for ad valorem real estate taxes) is attributed to Tenant's acts or improvements, any such assessments which are to become due and payable after the Expiration Date shall be deposited with Landlord for such payment on the Expiration Date. Tenant shall, in addition to the foregoing, pay any new tax of a type or a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property, if such tax shall be based upon or arise out of the ownership, use or operation of the Property; provided, however, that for the purpose of computing Tenant's liability for such new type of tax, the Property shall be deemed the only property of the Landlord.

            (b) Excluded Taxes. Nothing contained herein shall be construed to require Tenant to pay any intangible, single business or other business activities, franchise, inheritance, estate, succession or transfer tax of Landlord or any income or excess profits tax assessed upon or in respect of any income of Landlord or chargeable to or required to be paid by Landlord, unless such tax shall be specifically levied against the gross rental income of Landlord derived hereunder, in which case, Tenant shall pay such tax, or any tax which shall be specifically levied as a substitute for the real estate taxes, in whole or in part, upon the Property or the improvements comprising same.

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            (c) Tax Receipts. Tenant further agrees to deliver to Landlord, duplicate receipts or photo static copies thereof showing the payment of all said taxes, assessments, and other impositions, within thirty (30) days after the respective payments evidenced thereby, but no later than twenty (20) days after the due date thereof.

            (d) Landlord's Payment Right. Landlord shall, at its option, have the right at all times during the Term to pay any such taxes, assessments or other charges or impositions not paid by Tenant, when due, and the amounts so paid, including penalties and reasonable expenses, shall be so much additional rent due at the next rent day after any such payments, with interest at the Default Rate from the date of payment thereof.

            (e) Tax Contests. Tenant shall not be required to pay any tax, assessment, tax lien or other imposition or charge upon or against the Property or any part thereof or the improvements at any time comprising same so long as Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the tax, assessment, tax lien or other imposition or charge so contested; provided that on or before the due date of any such tax, assessment, tax lien other imposition or charge, Tenant shall give Landlord such security as may be reasonably demanded by Landlord to insure payment of the amount of the tax, assessment, tax lien or other imposition or charge, and all interest and penalties thereon.

            (f) Tax Suits. In the event that Tenant at any time institutes suit to recover any tax, assessment, tax lien or other imposition or charge paid by Tenant under protest in Landlord's name, Tenant shall have the right, at its sole expense, to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify Landlord and save it harmless from and against all costs, charges or liabilities in connection with any such suit. All funds received as a result of any such suit shall belong to Tenant.

            (g) Tax Escrow. During any period (the "Tax Escrow Period") commencing on the occurrence of any monetary Default by Tenant under this Lease, and expiring on the last day of the first twenty-four (24) full calendar month period following the cure of such monetary Default by Tenant and during which no subsequent monetary Default by Tenant occurs, Landlord, at its option, may require Tenant to escrow taxes and assessments for the Property with Landlord during the Tax Escrow Period, in which event Tenant agrees to deposit with Landlord on or before the first day of each month of the Tax Escrow Period, one-twelfth (l/12th) of the most recent annual taxes and assessments for the Property, and in such event, Landlord shall pay or cause to be paid such taxes and assessments (but Tenant shall remain obligated to make up any shortfall or deficiency in said escrow from time to time within ten (10) days after written request from Landlord), and (ii) Tenant's deposits of such amounts with Landlord shall constitute Tenant's payment of the amounts required under Section 7(a) above.

      8. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off, deduction, or abatement of Rent or any other claim: (a) to change the name or street address of the Property; (b) to install, affix and maintain signs (including, but only during the last twenty-four (24) months of the Term, "For Lease" or "For Sale" signs) on the Property; (c) intentionally deleted; (d) to show the Property at reasonable times, (e) to inspect the Property at reasonable times and, if vacated or abandoned, to prepare the Property for reoccupancy; and (f) to take any other action which is reasonable in connection with the operation, maintenance or preservation of the Property.

      9. MAINTENANCE OF PROPERTY.

            (a) Maintenance and Repairs by Tenant. Tenant shall maintain the Property and all buildings, structures, facilities, improvements and appurtenances now or hereafter comprising same in good order and repair, both inside and outside, structurally and nonstructurally, and keep the same and all parts thereof, including, without limiting the generality of the foregoing, foundations, walls, floors, roof, sidewalks, curbs, water and sewer connections, windows and other glass, plumbing, water, gas and electric fixtures, pipes, wires and conduits, heating, cooling and electrical and plumbing systems, elevators, boilers, machinery, fixtures, equipment, furnishings, facilities, appliances, roadways, walkways, parking areas and landscaping in, on or connected with the Property, in good, clean, healthful, and safe order and condition, all in accordance with applicable Laws and the direction of proper public officers and the terms of the Declaration, suffering no waste or injury, and shall, at Tenant's sole expense, promptly make or cause to be made all needed repairs, replacements, renewals and additions, structural or otherwise, whether ordinary or extraordinary, foreseen or unforeseen, in and to any of the foregoing, all as may be

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necessary to maintain the condition of the Property throughout the Term and all in accordance with Sections 10, 11 and 17. All such repairs, replacements, renewals and additions shall be of good quality and sufficient for the proper maintenance and operation of the Property and any buildings, structures, facilities, furnishings, equipment, fixtures, improvements and appurtenances now or hereafter comprising same and shall be constructed and installed in compliance with all requirements of all governmental authorities having jurisdiction thereof and of the appropriate Board of Fire Underwriters or any successor thereof. Tenant shall not permit anything to be done upon the Property which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of this Lease.

            (b) Maintenance by Landlord on Tenant's Default. If Tenant refuses or neglects to make any repairs as required hereunder to the reasonable satisfaction of Landlord, Landlord, within seven (7) days after written demand, may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's Property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus ten percent (10%) of such costs for overhead upon presentation of a bill therefor, as additional rent.

      10. ALTERATIONS.

            (a) Requirements. Tenant shall not make any opening in the roof or exterior walls of the Building or any other alteration, improvement or addition to or removal from the Property (individually, an "ALTERATION" and collectively the "ALTERATIONS") without the prior written consent of Landlord in each such instance, which consent shall not be unreasonably withheld. In the event Tenant proposes to make any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval (i) detailed plans and specifications reasonably acceptable to Landlord (and Tenant shall thereafter submit to Landlord for approval any and all proposed changes to such plans and specifications); (ii) names and addresses of all contractors reasonably acceptable to Landlord and copies of all contracts with said contractors; (iii) a detailed cost estimate, certified by the architect who prepared the plans and specifications; (iv) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (v) certificates of insurance in form and amounts reasonably required by Landlord, naming the Landlord Parties as additional insureds; and (vi) all other documents and information as Landlord may reasonably request in connection with such Alteration. Notwithstanding the foregoing to the contrary, Landlord's consent shall not be required for any Alteration that (i) satisfies all of the following criteria: (A) will not affect the HVAC, electrical, lighting, plumbing, fire protection, security and structural units, systems and equipment of the Building; (B) does not require openings on the roof or exterior walls of the Building; and (C) does not exceed Five Thousand Dollars ($5,000.00) in the aggregate in any twelve (12) month period, or (ii) satisfies all of the following criteria ("COSMETIC WORK"): (A) is of a cosmetic nature such as painting, wallpapering, and carpet installation; (B) will not affect the HVAC, electrical, lighting, plumbing, fire protection, security and structural units, systems and equipment of the Building; and (C) does not require work to be performed inside the walls or above the ceiling of the Premises; provided, however, that the performance of Cosmetic Work shall remain subject to all of the other provisions of this Section 10. Tenant shall pay the entire cost of any Alteration and, if requested by Landlord, shall deposit with Landlord prior to the commencement of any Alteration, security for the payment and completion of such Alteration in form and amount required by Landlord. Provided that the Alteration is not Cosmetic Work, Tenant shall pay to Landlord within thirty (30) days after billing an amount equal to the sum of (i) Landlord's actual and reasonable out-of-pocket costs and expenses paid to third parties for the review of Tenant's plans and specifications for such Alteration, plus (ii) Five Hundred Dollars ($500.00). Landlord's approval of any Alteration shall not constitute a representation by Landlord that such Alteration complies with applicable Laws and insurance company requirements or will be adequate for Tenant's use. All Alterations (i) shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, (ii) shall be performed at times and in accordance with rules, regulations and procedures reasonably established by Landlord (other than the imposition of the condition of use of union labor), (iii) shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building, and (iv) shall be performed in compliance with all applicable Laws and insurance company requirements. Upon completion of any Alteration, Tenant shall deliver to Landlord (i) all contractor's and subcontractor's affidavits and full and final waivers of lien for all labor, services or materials, and (ii) "as-built" plans of such Alteration.

            (b) Ownership. Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in and upon the Property (excepting only Tenant's Property) including, without limitation, any alteration, addition or improvement to the Building or the Property made by Tenant under the Existing Lease, shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without

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compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any such Alteration or any portion of such Alteration made after the date of this Lease (the "REQUIRED REMOVABLES") at Tenant's sole cost and expense in accordance with Section 17 below, except that the Required Removables shall exclude any cranes now or hereafter attached to the Building. Tenant, at the time it requests Landlord's consent for any proposed Alteration, may request in writing that Landlord advise Tenant if such Alteration or any portion of such Alteration will be required to be removed. Landlord shall advise Tenant in writing as to which portions of such Alteration, if any, will be required to be removed at the same time as (but shall be an independent determination from) Landlord's consent to the making of such Alteration.

      11. LIENS.

            (a) Lien Claims. Tenant shall not do any act which shall in any way encumber the title of the Landlord in and to the Property nor shall any interest or estate of Landlord in the Property be in any way subject to any claim by way of lien or encumbrance, whether by operation of Law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Property arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant under this Lease and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Property. Tenant will not permit the Property to become subject to any mechanics', laborers', or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provider, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if tenant shall first give to Landlord an amount equal to one hundred twenty percent (120%) of the amount of the lien or claimed lien which, together with interest thereon, shall be held by Landlord as security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Property by reason of non-payment thereof. Landlord shall hold the amount so deposited with Landlord in an account established at a federally insured banking institution until satisfactory removal of said lien or claim of lien. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied. If Tenant fail to diligently contest and pursue such lien contest, Landlord may, at its option, use the sums so deposited to discharge any such lien upon the renewal of such lien or encumbrance Landlord shall pay all such sums remaining on deposit to Tenant.

            (b) Landlord's Right to Cure. If Tenant shall fail to contest the validity of any lien or claimed lien or fail to give security to Landlord to insure payment thereof, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be so required) remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys' fees, for such purposes shall be so much additional rent due from Tenant to Landlord on the first day of the next calendar month after any such payment, with the interest thereon at the Default Rate from the date so advanced until the date paid in full.

      12. INSURANCE.

            (a) Liability Insurance. Tenant shall at all times during the Term, at Tenant's expense, maintain commercial general liability insurance covering the Property insuring Landlord as well as Tenant with limits not less than $5,000,000 for each injury or death to a person and $5,000,000 for each incident involving personal injury or death to persons and, in each case of property damage, not less than $5,000,000 for any one occurrence. If by reason of changed economic conditions or a change in custom and practice the coverages and amounts of commercial general liability insurance referred to above become inadequate as measured with respect to businesses comparable to Tenant in size and type, then Tenant agrees to increase the coverages and amounts of such insurance promptly upon Landlord's request.

            (b) Property Insurance.

                  (i) Tenant shall at all times during the Term, at Tenant's expense, keep the Building insured against loss by fire and those risks now or hereafter normally covered by the term "all risk extended coverage", in the amount of the full replacement cost to the extent available (without depreciation) of the Building and which insurance coverage shall include an Agreed Amount Endorsement waiving any coinsurance provisions contained in the applicable insurance policy. For the purposes of determining the

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

      amount of insurance hereunder, Landlord may request a written appraisal furnished by an insurance company insuring the Building, or an independent appraisal company, not more frequently than once every three years, and such appraisal shall be binding upon Landlord and Tenant. Tenant shall bear the expense, if any, of such appraisals.

                  (ii) Tenant shall at all times during the Term, at Tenant's expense, keep Tenant's furniture, trade fixtures, equipment, machinery, inventory and all other items of personal property of Tenant located at the Property (collectively, "TENANT'S PROPERTY") insured against loss by fire and those risks now or hereafter normally covered by the term "all risk extended coverage" in the amount of the full replacement cost of such property.

            (c) Business Interruption Insurance. Tenant shall at all times during the Term, at Tenant's expense, maintain all risk business interruption rental use and occupancy insurance in an amount equal to Base Rent and real estate taxes and all additional charges hereunder for a period of twelve (12) months, to insure payment of all charges due to Landlord hereunder in the event of the interruption of Tenant's business for any reason whatsoever.

            (d) Worker's Compensation Insurance. In the event that Tenant or any one holding or claiming by, through or under Tenant employs any person or persons upon the Property, then Tenant or such person holding or claiming by, through or under Tenant shall provide at its expense for Worker's Compensation Insurance in the usual form indemnifying Tenant and Landlord against loss or damage resulting from any accident or casualty within the purview of the Michigan Worker's Compensation Law and in the amount as required from time to time by statute.

            (e) Boiler and Plate Glass Insurance. Tenant shall maintain, in full force and effect during the Term, at Tenant's expense, boiler insurance in an amount equal to the total cost of the boiler as installed and improved and insurance against breakage of all plate glass used in the Building.

            (f) Other Insurance. In the event that any type of Law may hereafter be enacted imposing special liability upon Landlord by virtue of the use of the Property for any purpose, Tenant shall provide Landlord (prior to using the Property for such purpose), with insurance insuring against any and all such liability. Tenant shall procure, at Tenant's expense, any additional type of insurance coverage necessitated by activities carried on by Tenant at the Property or reasonably requested by Landlord to protect Landlord's interest in the Property. Unless otherwise provided herein, all such other policies of insurance set forth in this Section 12(f) shall be with insurers and have limits of coverage as are customarily then carried by businesses comparable to Tenant in size and type and naming Landlord, its agent and its Mortgagee (if any) as additional insured parties thereunder.

            (g) Evidence of Insurance. The policies of insurance obtained in compliance with this Section 12 shall specify that the loss, if any, shall be payable to Landlord and its Mortgagee (if any), except that policies of insurance obtained in compliance with Section 12(a) shall specify that the loss, if any, shall be payable to Landlord, each Mortgagee (if any) and Tenant as their respective interests may appear. In the event the Property is owned by a trust, Tenant shall maintain all insurance required pursuant to this Lease in the name of the beneficiaries of said trust as well as the trustee. All policies of insurance obtained in compliance with this Section 12 shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord and Tenant thirty (30) days' prior written notice. The policies of insurance obtained by Tenant hereunder shall be with responsible insurance companies qualified to do business in Michigan and having an A.M. Best's rating of "A-XII" or higher, with deductibles not in excess of $25,000, and Landlord and each Mortgagee (if any) shall be named as an additional insured. A copy of each such policy or a certificate of insurance with respect thereto shall be delivered to Landlord prior to the Commencement Date and whenever requested thereafter by Landlord. Landlord shall notify Tenant within sixty (60) days of receipt of such insurance if such insurance shall fail to conform to the requirements of this Lease. Thereafter, until Landlord otherwise notifies Tenant, the insurance shall be deemed to meet the requirements of this Lease. Landlord shall hold all policies of insurance as provided hereunder for the benefit of Landlord and Tenant, all as their respective interest may appear. At the request of Landlord, a mortgage clause may be included in said policies covering Landlord's mortgagee, if any.

            (h) Failure to Provide Insurance. In the event Tenant shall fail, when required, to furnish evidence of any of the insurance provided for in this
Section 12, or in the event such insurance shall be cancelled, terminated or changed, Landlord shall have the right at its election (but without being obligated so to do) to procure

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or renew the same; and the amount or amounts paid therefor shall become so much additional rent under the terms hereof, due and payable with the next succeeding installment of Base Rent due hereunder, with interest at the Default Rate from the date of payment thereof.

            (i) Application of Insurance Proceeds. Landlord shall be entitled to collect all monies due under the insurance policies provided for hereunder which are payable in the event and by reason of loss or damage to the Building. Subject to Section 14(c) below, such proceeds shall be disbursed by Landlord for repair or reconstruction of the Building or otherwise applied in accordance with the pertinent provisions of this Lease. All policies of insurance shall, to the extent obtainable, provide that any loss shall be payable to Landlord notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture of said insurance.

            (j) Waiver of Subrogation. Tenant waives any and every claim for recovery from Landlord for any and all loss or damage to the Property or to the contents thereof, whether such loss or damage is due to the negligence of any Landlord Party, to the extent that the amount of such loss or damage is recoverable under the policies of insurance carried (or required to be carried) by Tenant under this Lease.

      13. INDEMNITY. Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord's members, each Mortgagee and their respective directors, officers, shareholders, affiliates, agents and employees (Landlord and each of said persons and entities being herein individually called a "LANDLORD PARTY" and collectively called the "LANDLORD PARTIES"), from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys' fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Property and arising from the use and occupancy of the Property or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Property, including, without limitation, any Tenant's Work performed by or on behalf of Tenant (except if and to the extent same is caused by the negligence or willful misconduct of any Landlord Party), or from any Default by Tenant under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, licensees, employees, contractors and agents (Tenant and each of said persons and entities being hereinafter individually called a "TENANT PARTY" and collectively called the "TENANT PARTIES"), except to the extent same was caused by the negligence or willful misconduct of the Landlord Parties. If any such proceeding is filed against any Landlord Party, then Tenant shall defend such Landlord Party in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to such Landlord Party, if requested by such Landlord Party. The foregoing indemnity shall survive the end of the Term for the maximum period allowed by Law.

      14. FIRE AND CASUALTY.

            (a) Rebuilding. Tenant agrees that in case of damage to or destruction of the Building or of the fixtures and equipment therein, by fire or other casualty, it will promptly, at its sole cost and expense, repair, restore or rebuild the same and upon the completion of such repairs, restoration or rebuilding, the condition of the Building shall be equal to the condition of the Building immediately prior to the happening of such fire or other casualty. Rent shall not abate during the period of such repair, restoration or rebuilding and during any period that the Building is not tenantable because of such damage or destruction.

            (b) Plans and Specifications. Before commencing such repair, restoration or rebuilding, involving an estimated cost of more than $10,000, (a) plans and specifications therefor, prepared by a licensed architect, shall have been submitted to and approved by Landlord; and (b) Tenant shall have furnished to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications.

            (c) Application of Insurance Proceeds. In the event of loss under any policy or policies of insurance described in Sections 12(b)(i) or 12(e) hereof and if Tenant is not in Default, the amount of insurance proceeds so collected by Landlord including those proceeds collected by its Mortgagee, if any, after payment of expenses incurred in such collection, if requested by Tenant, shall be disbursed to Tenant in the same manner and following the customs ordinarily employed by a mortgage bank making construction loans to be applied toward the expense of repairing or rebuilding the Building; provided, however, that it shall first appear to the satisfaction of Landlord and its Mortgagee, if any, that the amount of insurance money available, plus any additional funds deposited by Tenant, shall at all times be sufficient to pay for the completion of said repairs or rebuilding. Upon the completion of said repairs or rebuilding, free from all liens of mechanics and others, any surplus funds shall be paid to Tenant. All payouts by Landlord as hereinabove required, shall be made after making provision for reasonable

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holdbacks and upon receipt of a certificate of the architect or engineer in charge of the repairs and rebuilding stating:

                  (i) that the sum requested is due to the contractors, materialmen, laborers, engineers, architects, or other persons (whose names and addresses shall be stated) who have furnished services or materials for the repairs and restoration, or is required to reimburse Tenant for expenditures made by Tenant in connection with the repairs and restoration;

                  (ii) that the sum requested when added to all sums previously paid out under this Section 14 for the repairs and restoration does not exceed the value of the repairs and restoration done to the date of such certificate;

                  (iii) the progress of the repairs and restoration;

                  (iv) that the repairs and restoration have been done pursuant to all plans and specifications required by Section 14(b) hereof; and

                  (v) that in the opinion of the architect or engineer, the remaining amount of the sum on deposit will be sufficient upon the completion of the repairs and restoration to pay for the same in full.

      Tenant shall furnish Landlord at the time of any such payment with such statements and waivers of lien as may be required under the mechanic's lien Laws of Michigan and an official search, or other evidence satisfactory to Landlord, that there has not been filed with respect to the Property any mechanic's or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, in connection with the repair and restoration, and that all of said materials have been purchased free and clear of any security agreement or title retention agreement. Landlord shall not be required to pay out any sum when the Property shall be encumbered with any such lien or agreement, or when Tenant is in default under any covenant or obligation set forth herein. Notwithstanding the foregoing to the contrary, if the Mortgagee, if any, requires pursuant to the terms of the applicable mortgage or trust deed that the proceeds of the property insurance policy on the Building be used to pay off the indebtedness secured by such mortgage or trust deed, then Landlord shall give Tenant written notice of such requirement, in which event (y) Tenant shall not have any rights in or to said proceeds, and (z) this Lease shall terminate effective as of the date of the fire or casualty.

      15. CONDEMNATION.

            (a) Total Taking. In the event (i) the whole of the Property shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, or (ii) all or a portion of the south wing of the Building and/or the office section of the Building shall be taken or sold as a result of such event, or (iii) all or a portion of the north wing of the Building shall be taken or sold as a result of such event, and as a result thereof the balance of the Building cannot reasonably be used for the same purpose as before such taking, sale or condemnation, then and in any of such events, the Term of this Lease shall terminate as of the date of vesting of title pursuant to such proceeding or sale. The total award, compensation or damages received from such proceeding or sale (hereinafter called the "AWARD") shall be paid to and be the property of Landlord, whether the award shall be made as compensation for diminution of the value of the leasehold or the fee of the Property or otherwise, and Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to the award. Tenant shall execute, immediately upon demand of Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award.

            (b) Partial Taking. In the event only a part of the Property shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and as a result thereof this Lease is not terminated under Section 15(a) above, then this Lease shall not terminate and Tenant, at its sole cost and expense, shall promptly repair and restore the Property and all improvements thereon. Any Award paid as a consequence of such taking, sale or condemnation, shall be paid to Landlord and shall be disbursed in accord with the provisions of Sections 12(i) and 14(c) hereof. Any sums not so disbursed shall be retained by Landlord. In such event, Base Rent shall abate equitable if such taking shall affect the Building or a substantial portion of the Building. In the event Tenant shall not promptly commence the repair or restoration required hereby, and diligently pursue the completion

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of same, Tenant shall be deemed in Default under this Lease and, in addition to any remedy of Landlord provided for under this Lease, at Law or in equity, Landlord may retain the Award, or the balance thereof remaining in the hands of Landlord.

            (c) Tenant's Claim. Notwithstanding anything contained herein to the contrary, in any condemnation proceeding, Tenant shall be permitted to make a claim with the condemning authority for a separate award for (i) the value of Tenant's Property which lie and are located in the area taken by the condemning authority, and (ii) the then book (depreciated) value of any leasehold improvements to the Property paid for by Tenant.

      16. ASSIGNMENT AND SUBLETTING.

            (a) Transfer. Except (y) for the existing month-to-month sublease with Leisure Life on the date hereof, and (z) in connection with a Permitted Transfer, Tenant shall not, without the prior written consent of Landlord: (i) assign, re-assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, (ii) sublease the Property, or any part thereof, whether voluntarily or by operation of Law; or (iii) permit the use of the Premises by any person or entity other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence is hereinafter called a "TRANSFER". Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee sign a commercially reasonable form of assumption agreement. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the person or entity which owns or controls a majority of the voting shares/rights in Tenant at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least fifty-one percent (51%) of its voting stock is owned by another entity, the voting stock of which is so listed.

            (b) Permitted Transfer. Notwithstanding Section 16(a) above to the contrary, Tenant may assign its interest in this Lease or sublease all or any part of the Property (each a "PERMITTED TRANSFER") to a Permitted Transferee without Landlord's prior written consent; provided, that (i) Tenant gives Landlord a written notice of any Permitted Transfer not later than thirty (30) days prior to the effective date of such Permitted Transfer, together with current financial statements of Tenant and of the Permitted Transferee; (ii) Tenant is not in Default under this Lease; (iii) with respect to a Permitted Transfer involving an assignment of this Lease, the Permitted Transferee assumes this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such Permitted Transfer; (iv) the Permitted Transferee shall use the Property only for the Permitted Use; (v) the use of the Premises by the Permitted Transferee shall not violate any other agreements affecting the Property; (vi) the occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfer; and (vii) Tenant shall not be released from any liability under this Lease (whether past, present or future) by reason of such Permitted Transfer). As used herein, (A) "AFFILIATE" means any person or entity who or which controls, is controlled by, or is under common control with Tenant, (B) "SUCCESSOR" means any business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (1) Tenant's obligations under this Lease are assumed by the Successor; and (2) the Tangible Net Worth of the Successor is not less than the greater of the Tangible Net Worth of Tenant on the date hereof or the Tangible Net Worth of Tenant immediately preceding the effective date of such merger or consolidation, (C) "PURCHASER" means any person or entity who or which acquires all or substantially all of the assets of Tenant, so long as the Tangible Net Worth of the Purchaser is not less than the greater of the Tangible Net Worth of Tenant as of the date hereof or the Tangible Net Worth of Tenant immediately preceding such acquisition; (D) "PERMITTED TRANSFEREE" means an Affiliate, Successor or Purchaser; and (E) "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, good will, licenses, patents, trademarks, trade names, copyrights and franchises.

            (c) Tenant's Request for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord at least sixty (60) days prior to the effective date of the Transfer, a written notice which includes current financial statements for the transferee, a complete copy of the Transfer documents and such other information as Landlord may reasonably request. If Landlord does not terminate this Lease, in whole or in

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part, pursuant to Section 16(e) below, then Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character, image or reputation which is not in keeping with the standards or criteria used by Landlord in leasing the Property; (ii) the financial condition of the proposed transferee does not meet the reasonable criteria Landlord uses to select tenants; (iii) the purpose for which the transferee intends to use the Property thereof differs in any way from the Permitted Use; (iv) any portion of the Property would likely become subject to additional or different Laws as a result of the Transfer or the intended use of the Property by the transferee would, in Landlord's reasonable judgement, more likely cause a violation of Section 4 above; or (v) any other bases which Landlord reasonably deems appropriate. If Tenant is in Default at the time Tenant requests Landlord's consent to a proposed Transfer, then Landlord's consent to such Transfer may be conditioned upon Tenant curing such Default. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer. In addition, Tenant shall pay to Landlord all reasonable attorneys' fees and expenses incurred by Landlord in connection with any Transfer, whether or not Landlord consents to such Transfer, other than those incurred by Landlord in any specific performance action instituted by Tenant in which Tenant is the Prevailing Party.

            (d) Excess Rent. If Landlord consents to a Transfer, then Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Base Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within thirty (30) days after Tenant's receipt of each such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant and attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs.

            (e) Recapture. With respect to any Transfer except only a Transfer of all or any portion of the north wing of the Building (including the Transfer described in clause (y) of the first sentence of Section 16(a) above), Landlord shall have the right to terminate this Lease as to that portion of the Property covered by such Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 16(c) above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of the Property (and, if applicable, with appropriate demising walls erected at Tenant's expense) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

            (f) Assignment of Sublease Revenues. Tenant absolutely assigns to Landlord all of Tenant's right, title and interest in and to all revenues from each sublease of all or any portion of the Property; provided, however, that Landlord grants Tenant a license, which shall remain in effect so long as no Default exists, to collect all such revenues (subject to Tenant's obligation to deliver certain of such revenues to Landlord under Section 16(d) above). Upon the occurrence of a Default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord. In such event Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees (i) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant and (ii) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing. Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder, or to reimburse Landlord for costs incurred as a result of any Default, or to compensate Landlord for other losses suffered by Landlord as a result of any Default. Any such revenues remaining in Landlord's possession following the cure of all Defaults and the reimbursement of all such costs and losses shall be delivered to Tenant. No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either (y) Landlord's consent to such sublease or (z) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

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      17. SURRENDER.

            (a) Condition at Surrender. Upon the end of the Term or termination of Tenant's right to possession of the Property, Tenant will at once surrender and deliver up the Property to Landlord, broom clean, in good order, condition and repair, ordinary wear and damage by fire or other casualty excepted. As used herein, "BROOM CLEAN" means free from all debris, dirt, rubbish, oil, grease, tire tracks, marking tape or other substances, inside the Premises and outside of the Building.

            (b) Removal of Tenant's Property. Upon the end of the Term or termination of Tenant's right to possession of the Property, Tenant shall remove all of the Required Removables and all of Tenant's Property (including all computer and telecommunications cabling and wiring), which removal shall be done in a good, workmanlike and lien-free manner, and upon such removal Tenant shall repair all damage to the Premises and the Property caused by the installation or removal of such items (including the removal of any and all floor bolts) and restore the Premises and the Property to its condition prior to the installation of such items. If Tenant does not remove any items comprising Tenant's Property or the Required Removables prior to the end of the Term, then Landlord may remove such items and repair and restore the Premises and Tenant shall pay the cost of such removal, repair and restoration to Landlord upon demand. If Tenant does not remove any items comprising Tenant's Property or the Required Removables, then Tenant shall be conclusively presumed to have conveyed such items to Landlord without further payment or credit by Landlord to Tenant or, at Landlord's sole option, such items shall be deemed abandoned, in which event Landlord may cause such items to be stored, removed or disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

      18. DEFAULTS AND REMEDIES.

            (a) Default. The occurrence of each of the following shall constitute an event of default (a "DEFAULT") by Tenant under this Lease: (i) Tenant fails to pay any Rent when same is due and such failure continues for five (5) days after written notice from Landlord to Tenant; (ii) Tenant fails to timely deliver any Estoppel Certificate to Landlord under Section 21 below and such failure continues for five (5) days after written notice from Landlord to Tenant; (iii) Tenant fails to timely deliver any Subordination Agreement to Landlord under Section 22 below and such failure continues for five (5) days after written notice from Landlord to Tenant; (iv) Tenant fails to timely surrender and vacate the Property in the manner described in Section 17 above;
(v) Tenant makes any Transfer (other than a Permitted Transfer) without obtaining Landlord's prior written consent; (vi) Tenant fails to maintain any insurance required to be maintained by Tenant under Section 12 above and such failure continues for five (5) days after written notice from Landlord to Tenant containing the details of such failure; (vii) the dissolution of Tenant; or
(viii) Tenant fails to observe or perform any other covenant or obligation of Tenant under this Lease (which is not referred to in clauses (i) through (vii) above) and such failure continues for thirty (30) days (or immediately if such failure involves a hazardous condition) after written notice from Landlord to Tenant; provided, however, that (A) if such failure cannot reasonably be cured within said 30-day period, Tenant shall be allowed such additional time (not to exceed sixty (60) days) as is reasonably necessary to cure such failure, so long as (1) Tenant commences to cure the failure within ten (10) days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease, and (3) Tenant provides Landlord with detailed weekly written status reports of Tenant's progress in curing such failure throughout the period of such failure; and (B) if Landlord provides Tenant with a notice of Tenant's failure to observe or perform any particular term, provision or covenant of this Lease on three (3) separate occasions during any twelve (12) month period, then Tenant's subsequent failure to observe or perform such term, provision or covenant shall, at Landlord's option, be an uncurable event of default by Tenant, in which event Tenant shall have no further notice and cure period under this clause (viii) with respect to same.

            (b) Remedies. Upon any Default, Landlord shall have the right without further notice or demand to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

                  (i) Terminate this Lease, in which case Tenant shall immediately surrender the Property to Landlord. If Tenant fails to surrender the Property, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Property and expel and remove Tenant, Tenant's Property and all parties occupying all or any part of the Property. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of the Default, whether by Landlord's inability to relet the Property on

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      satisfactory terms or otherwise, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Property. "COSTS OF RELETTING" shall mean and include all costs and expenses incurred by Landlord in reletting or attempting to relet the Property, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

                  (ii) Terminate Tenant's right to possession of the Property and in compliance with applicable Law, expel and remove Tenant, Tenant's Property and all parties occupying all or any part of the Property. Landlord may (but shall not be obligated to) relet all or any part of the Property, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Property) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Property. Landlord shall not be responsible or liable for the failure to relet all or any part of the Property or for the failure to collect any Rent. The re-entry or taking of possession of the Property shall not be construed as an election by Landlord to terminate this Lease unless and until a written notice of termination is given to Tenant.

In lieu of calculating damages under Sections 18(b)(i) or 18(b)(ii) above, Landlord may elect to receive as damages the sum of (A) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (B) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

            (c) Other Remedies. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease, and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all rights and remedies set forth in this Lease: (i) shall be in addition to any and all other rights and remedies Landlord may have at Law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

            (d) Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

            (e) Attorney's Fees. Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord by reason of any Default (including reasonable legal fees), whether or not Landlord institutes any legal action or proceeding against Tenant by reason of such Default. If either Landlord or Tenant brings an action or proceeding to enforce or defend its rights under this Lease the Prevailing Party in any such action or proceeding, or appeal thereon, shall be entitled to receive (and shall be awarded) all of its court costs and reasonable attorneys' fees. Such costs and fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. As used herein, "PREVAILING PARTY" shall mean the party who substantially attains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.

      19. HOLDING OVER. If Tenant retains possession of the Property or any part thereof after the end of the Term or termination of Tenant's right to possession of the Property (it being agreed that Tenant's failure to timely remove all Tenant's Property and all the Required Removables from the Property shall also be considered a retention of the Property by Tenant), then such retention of possession shall be considered a tenancy "at will" or "sufferance" (and not a month-to-month tenancy), and Tenant shall pay Rent for such holding over in an amount equal to the sum of (a) one hundred fifty percent (150%) of the monthly Rent in effect immediately preceding such holding over computed on a monthly basis for each of the first two (2) months or partial months that Tenant remains in possession; plus (b) two hundred percent (200%) of the monthly Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession after such first two
(2) months or partial months. In addition to the payment of the amounts provided above, if Landlord is unable to timely deliver possession of the Property to a third party as a result of Tenant's holdover then Tenant shall be liable to Landlord for all damages including, but not limited to, consequential damages that Landlord suffers

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from the holdover. In addition, at any time while Tenant remains in possession,
Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute an extension of this Lease for one
(1) year at the greater of (1) the fair market rent for the Property as reasonably determined by Landlord, or (2) one hundred twenty percent (120%) of the Rent during the previous year. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at Law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

      20. SECURITY DEPOSIT.

            (a) Form. Concurrently with its signing of this Lease, Tenant shall deposit with Landlord an irrevocable and unconditional letter of credit in a form approved by Landlord (THE "LETTER OF CREDIT") issued by a bank approved by Landlord (THE "BANK") in favor of Landlord (and, at Landlord's request, in favor of Landlord's Mortgagee), in the amount described in the Schedule, as security for the faithful performance and observance by Tenant of all of the terms, conditions and provisions of this Lease, including without limitation, the timely surrender of possession of the Premises to Landlord in the condition required under Section 17 above. The Letter of Credit shall have a term which expires no sooner than the date which is one hundred eighty (180) days after the Expiration Date, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods, unless the Bank provides not less than one hundred eighty (180) days' prior written notice to Landlord that the Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire proceeds of the Letter of Credit unless Tenant substitutes, not later than the date which is sixty (60) days prior to the expiration of the Letter of Credit, a new Letter of Credit which meets the requirements of this Section 20. The Letter of Credit shall by its terms permit partial draws and shall be freely assignable by Landlord without charge or cost to Landlord. The Letter of Credit together with any and all cash proceeds drawn thereon and held (but not applied) by Landlord and any other cash security deposited by Tenant with Landlord hereunder from time to time is hereinafter collectively called the "SECURITY DEPOSIT".

            (b) Application. Upon the occurrence of a Default, Landlord may, at the option of Landlord (but Landlord shall not be obligated to): (i) make a draw under the Letter of Credit either in the amount necessary to cure the Default or in the amount of the entire remaining balance of the Letter of Credit, (ii) apply the whole or any part of the proceeds so drawn to cure such Default and/or to compensate Landlord for any damages incurred by Landlord by reason of such Default, and (iii) hold the remainder of such proceeds so drawn as cash security for the faithful performance and observance by Tenant of all of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further Default by Tenant. If Landlord applies any part of the proceeds of the Security Deposit, then within five (5) days after demand, Tenant shall deposit with Landlord in cash the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term (and any extension). Landlord shall have all of the same rights with respect to any cash security hereunder as Landlord has hereunder with respect to the Letter of Credit, and Tenant shall have the same obligations with respect to the deposit of additional funds with Landlord if Landlord applies all or any portion of such cash security as provided above.

            (c) General Terms. Unless and to the extent required by applicable Law, Landlord shall not be required to deposit any cash security in a segregated, interest bearing account. In the event of a transfer, sale or lease of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to the transferee, vendee or lessee, and Landlord thereupon shall be released by Tenant from all liability under this Section 20. Tenant agrees to look solely to the new landlord for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it shall not assign or encumber the Security Deposit or any part thereof or interest therein, and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Landlord shall not be required to pursue or exhaust any of its other rights or remedies against Tenant before having recourse to the Security Deposit. Recourse by Landlord to the Security Deposit shall not affect any other rights or remedies of Landlord which are provided in this Lease or which are available to Landlord at Law or in equity. In no event shall the Security Deposit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no Default by Tenant then exists, the Security Deposit or any balance thereof shall be returned to Tenant within forty-five (45) days after the later to occur of (i) the vacation of the Premises by Tenant, and (ii) the determination by Landlord of any final amounts owed by Tenant pursuant to this Lease.

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      21. ESTOPPEL CERTIFICATE. Tenant agrees from time to time upon written request from Landlord, to execute and deliver to Landlord or to any third party designated by Landlord in such request, a written estoppel certificate (an "ESTOPPEL CERTIFICATE") in the form submitted by Landlord to Tenant, certifying:
(i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case;
(iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be reasonably requested by Landlord, it being agreed that each Estoppel Certificate may be relied upon by any prospective purchaser, Mortgagee, prospective Mortgagee, or other person having or acquiring an interest in the Building. Tenant's failure to execute and deliver any Estoppel Certificate to Landlord (or to any such designated third party) within ten (10) days after written request from Landlord shall automatically constitute Tenant's approval of the requested Estoppel Certificate as though such Estoppel Certificate had been executed and delivered by Tenant to Landlord or such designated third party in form identical to the form submitted by Landlord to Tenant.

      22. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to the following (each, a "MORTGAGE"): (a) any ground or underlying lease of the Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease; and (b) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Property and/or the leasehold estate under any such lease; provided, that as a condition to subordinating its rights and interests under this Lease to any future Mortgage, Tenant shall be entitled to require the Mortgagee to enter into a subordination, non-disturbance and attornment agreement (a "SNDA") with Tenant, which SNDA shall be in the customary form used by such Mortgagee. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be (each, a "MORTGAGEE"), Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its mortgage, trust deed or lease (as the case may be) to this Lease by sending Tenant notice in writing subordinating such mortgage, trust deed or lease to this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request at any time by any such Mortgagee (or by any purchaser at foreclosure), to execute and deliver a SNDA to confirm such subordination, non-disturbance and attornment. Tenant's failure to execute and deliver a SNDA within ten (10) days after written request from Landlord shall automatically constitute Tenant's acknowledgement and agreement that this Lease is subordinate (or superior as the case may be) to the Mortgage identified in the SNDA submitted by Landlord to Tenant. Landlord represents and warrants to Tenant that as of the date of this Lease, no Mortgage encumbers the Property.

      23. FINANCIAL STATEMENTS. Within fifteen (15) days after Landlord's request, Tenant will deliver to Landlord, the most recent audited financial statements (including all notes to such statements) of Tenant, or, if no such audited statements have been prepared, then unaudited financial statements (including all notes to such statements) prepared in each case by an independent certified public accountant in accordance with GAAP (the "FINANCIAL STATEMENTS"); provided, however, that Tenant shall not be required to furnish such financial statements for any period during which Tenant is subject to the public filing requirements of the Securities Exchange Act of 1934, as amended, and Tenant's financial statements are available on the Internet or otherwise available to the general public. Landlord will not disclose any aspect of Financial Statements that Tenant designates to Landlord as confidential except
(a) to any Mortgagee, prospective Mortgagee, or prospective purchaser of the Building, and (b) if required by court order or subpoena. Tenant represents and warrants to Landlord that all financial information of Tenant delivered or to be delivered to Landlord by or on behalf of Tenant is and shall be true and correct and that no material misstatements or omissions exist therein.

      24. NO BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker in connection with this Lease and that, insofar as Tenant knows, no broker negotiated this Lease on Tenant's behalf or is entitled to any commission by reason of its representation of Tenant. Tenant agrees to indemnify, defend and hold the Landlord Parties harmless from and against any claims for a fee or commission made by any broker claiming to have acted by or on behalf of Tenant in connection with this Lease.

      25. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address for such party described in the Schedule above or at such other address as either party may hereafter designate. Notices shall be

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delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service or by a locally recognized courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two
(2) business days after depositing in the United States mail.

      26. MISCELLANEOUS

            (a) Successors and Assigns. Subject to Section 16 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

            (b) Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

            (c) Time. If the date for payment of any sum or the performance of any obligation under this Lease by either party falls on a Saturday, Sunday or national holiday, then the date for such payment or performance shall be extended to 5:00 p.m. on the first business day following such Saturday, Sunday or national holiday. Time is of the essence of this Lease and each and all of its provisions, specifically including, without limitation, the payment of Rent and the exercise of any option or right in favor of Tenant under this Lease.

            (d) Execution and Delivery. Submission of this Lease for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Tenant covenants, warrants and represents that: (i) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (ii) this Lease is binding upon Tenant; and (iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Property is located.

            (e) Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

            (f) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Michigan.

            (g) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

            (h) Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, delay in obtaining any governmental permit or license, including any building permit, shortage of materials, act of God or other causes beyond Landlord's reasonable control.

            (i) Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

            (j) No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Property shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

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            (k) Recording. Landlord and Tenant shall, upon the written request of either, cooperate in the recording of a memorandum of this Lease in the Kent, Michigan Records.

            (l) Relation of Parties. It is the intention of this Lease to create the relation between the parties hereto of landlord and tenant and no other relation whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any of the debts or obligations of the other party.

            (m) Recapture Right. If Tenant vacates or abandons the Premises for a period of at least two (2) months, then and notwithstanding the fact that such vacation or abandonment may not ipso facto constitute a Default, Landlord shall have the right to terminate this Lease and recapture the Premises by giving Tenant a written notice thereof at any time after the expiration of said 2-month period.

            (n) Counterparts. This Lease may be executed in counterparts and each copy of this Lease to which is attached counterpart signature pages collectively containing the signatures of all of the parties hereto shall be deemed for all purposes to be a fully executed original of this Lease.

            (o) Limitation on Landlord's Liability. It is expressly understood and agreed by Tenant that none of Landlord's representations, warranties, covenants, undertakings or agreements (save and except only the representation and warranty by Landlord contained in the last sentence of Section 3(b) above) are made or intended as personal representations, warranties, covenants, undertakings or agreements by Landlord or the members in Landlord, and any liability of Landlord or the members in Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Property (including any insurance proceeds and condemnation awards received by Landlord from the Property after the date of such breach or non-performance by Landlord and the Security Deposit), as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against any of the Landlord Parties, all such liability, if any, being expressly waived and released by Tenant. Tenant further expressly understands and agrees that Landlord's agent executes this Lease, not in its own right but solely as Landlord's agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord's agent, its members or their respective shareholders, directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability to pay any indebtedness or sum accruing hereunder, or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor. Landlord shall have the right to sell or convey and/or master lease the Property, and in connection therewith, to transfer and assign its rights under this Lease, and upon any such transfer and assignment Landlord shall be released from all obligations of the landlord under this Lease accruing after the effective date of such transfer or assignment, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

                           END OF TERMS AND CONDITIONS

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                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

Land located in the Township of Cascade, County of Kent, State of Michigan, more particularly described as Lot 13, Meadowbrooke Business Park, Section 31, Town 6 North, Range 10 West, as recorded in Liber 91 of Plats, Pages 21 through 31, Kent County, Michigan Records.

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

                                    EXHIBIT B

                             [SITE PLAN OF PROPERTY]

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

                                    EXHIBIT C

                         COMMENCEMENT DATE CONFIRMATION

          DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY AND
                      ACCEPTANCE OF POSSESSION OF PROPERTY

Attached to and made a part of the Industrial Lease dated the__________day of_____________________,________, entered into and by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as LANDLORD, and RIVIERA TOOL COMPANY,. as TENANT.

LANDLORD AND TENANT do hereby declare that possession of the Property was accepted by TENANT on the_______________ day of___________________,______. The
Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease. The Commencement Date is established as___________________, _______. The Expiration Date is established as___________________________,______.

                                  LANDLORD:

                                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                  By:  Cornerstone Real Estate Advisers, Inc.,
                                       its agent

                                       By:______________________________________
                                       Name Typed:
                                       Title:
                                       Date:

                                  TENANT:

                                  RIVIERA TOOL COMPANY

                                  By:__________________________
                                  Name Typed:
                                  Title:
                                  Date:

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

                                     RIDERS

1.    Extension Option Rider.

2.    Existing Lease Rider.

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                             EXTENSION OPTION RIDER

      Tenant shall have one (1) option (the "EXTENSION OPTION") to extend the Initial Term for all (but not less than all) of the Property for one (1) additional term of ten (10) years (the "EXTENSION TERM") commencing on November 1, 2018 and expiring on October 31, 2028, subject to the following terms and conditions:

            (a) No Default. This Lease is in full force and effect and Tenant is neither in Default at the time Tenant exercises the Extension Option nor at the commencement of the Extension Term, but Landlord shall have the right at its sole discretion to waive the non-default condition herein.

            (b) Base Rent. The Extension Term shall be upon all of the same terms, covenants and conditions as provided in this Lease, except that (i) Tenant may not again exercise the Extension Option during the Extension Term so as to further extend the Initial Term beyond the expiration of the Extension Term; and (ii) the annual Base Rent per leaseable square foot payable for the Extension Term shall be a rate (the "MARKET EXTENSION RATE") equal to the then current annual net rent per leaseable square foot (including all fixed or indexed increases to said rate) for net-net-net industrial leases of single tenant properties comparable to the Property and located in the Grand Rapids, Michigan area, taking into account tenant incentives or inducements, if any, such as tenant improvement allowances and free rent. If Tenant exercises the Extension Option, then the parties agree to use their best efforts to agree upon the Market Extension Rate on or before April 30, 2018. In the event that the parties have not agreed upon the Market Extension Rate on or before April 30, 2018, then, at the request of either party, the Market Extension Rate shall be determined by taking the average of the Market Extension Rate as determined by three (3) separate appraisals of the Property conducted by three (3) separate qualified MAI appraisers who are experienced in the appraisal of real property in the area which is comparable in size and use to the Property and who are not affiliated in any manner with Landlord or Tenant. One appraiser shall be selected by Landlord (and notice of such appraiser given to Tenant on or before May 31, 2018) and one appraiser shall be selected by Tenant (and notice of such appraiser given to Landlord on or before May 31, 2018) and the third appraiser shall be selected on or before June 30, 2018 by the two appraisers so selected by the parties. If either party fails to select an appraiser by May 31, 2018, then the Market Extension Rate shall be the appraised value of the Property as determined by the sole appraiser timely selected by the other party. The Market Extension Rate shall also include the amount of annual automatic (i.e. fixed or indexed) adjustments during the Extension Term.

            (c) Condition of Premises. Tenant shall accept the Property on the commencement date of the Extension Term in an "as-is" condition, without any representation, allowance or retrofit from Landlord with respect to the condition or improvement thereof.

            (d) Exercise of Option. Tenant shall exercise the Extension Option by giving Landlord a written notice thereof on or before May 1, 2017.

            (e) Lease Amendment. The parties shall execute an amendment to this Lease to reflect Tenant's exercise of the Extension Option upon the terms provided herein, which amendment shall be executed within thirty (30) days after Tenant exercises the Extension Option.

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

                              EXISTING LEASE RIDER

      Reference is made to that certain Industrial/Office Lease dated November 1, 1988, as amended by a First Amendment to Lease, whereby Landlord's predecessor in title (Greenbrook Limited Partners/Riviera, a Michigan limited partnership) leased the Property to Tenant for a lease term to expire on October 31, 2009 (said Industrial/Office Lease, as amended, being herein called the "EXISTING LEASE"). Landlord acquired title to the Property and succeeded to the interest of the landlord under the Existing Lease. The Existing Lease shall terminate effective as of October 31, 2003. All Rent owing under the Existing Lease shall be paid through and apportioned as of October 31, 2003. Neither Landlord nor Tenant shall have any rights or obligations under the Existing Lease accruing after October 31, 2003, except only those which are intended to survive the expiration or earlier termination of the lease term of the Existing Lease (specifically including, without limitation, Article XII and XXV of the Existing Lease). Effective as of the full execution of this Lease, Article XXVIII (Purchase Option) of the Existing Lease is terminated and declared null and void and of no further force or effect. Tenant shall have no further options or rights to purchase the Property under the Existing Lease or under any other contract or agreement, and Tenant waives any and all such existing purchase rights and options.

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                          Existing Lease Rider - Page 1